Exhibit 3.1.1

RESTATED CERTIFICATE OF INCORPORATION
OF
CONSOLIDATED EDISON, INC.

Under Section 807 of the Business Corporation Law

__________________

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED DEC. 8, 1997

Filing Fee - $60
Tax - $28,000

Peter A. Irwin, Esq.
4 Irving Place
New York, New York 10003

Exhibit 3.1.1

RESTATED CERTIFICATE OF INCORPORATION
OF
CONSOLIDATED EDISON, INC.
under
Section 807 of the Business Corporation Law

The undersigned, being the Senior Vice President and Chief Financial Officer and the Senior Vice President, General Counsel and Secretary of Consolidated Edison, Inc., a New York corporation, DO HEREBY CERTIFY as follows:
1.     The name of the corporation is Consolidated Edison, Inc.

2.	The certificate of incorporation of the corporation was filed by the Department of State of the State of New York on September 3, 1997.

3.
This restated certificate of incorporation was authorized by the board of directors of the corporation by unanimous written consent, dated December 5, 1997, followed by the unanimous written consent of the shareholder of the corporation, dated December 5, 1997.

4.
The certificate of incorporation of the corporation is hereby amended, as authorized by the Business Corporation Law of the State of New York, to (i) increase the authorized number of Common Shares from 100 to 500,000,000; (ii) authorize the issuance of 6,000,000 Preferred Shares of the par value of $1.00 per share; and (iii) provide for the limitation of liability and indemnification of directors or officers, a maximum number of directors, removal of directors only for cause, amendment of the by-laws by the board of directors, shareholders not to have any preemptive rights and the required approval for certain transactions. The text of the certificate of incorporation of the corporation is hereby restated as so amended to read as follows:

FIRST.    The name of the corporation is Consolidated Edison, Inc. (the "Company").
SECOND. The purpose for which the Company is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided, however, that the Company is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.
THIRD.    The office of the Company in the State of New York is to be located in the County of New York, State of New York.

Exhibit 3.1.1

FOURTH. Authorized Shares.
1.    The aggregate number of shares which the Company shall have authority to issue is 506,000,000, of which 6,000,000 shares of the par value of $1.00 per share shall be designated "Preferred Shares" and 500,000,000 shares of the par value of $.10 per share shall be designated "Common Shares."
2.    Authority is hereby expressly granted to the Board of Directors of this Company from time to time to issue the Preferred Shares as Preferred Shares of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issuance thereof the number of shares of such series, and the designations, relative rights, preferences, and limitations of such series, including provisions for sharing dividends and other distributions of assets with other series of Preferred Shares in the event that dividends and amounts payable on liquidation are not paid in full, to the full extent now or hereafter permitted by the law of the State of New York, except that that holders of Preferred Shares shall not be entitled to more than one vote for each share of Preferred Shares held. The Preferred Shares shall have no voting rights except as fixed by the Board of Directors pursuant to this paragraph and as otherwise required by applicable law.
FIFTH.    The Secretary of State of the State of New York is hereby designated as the agent of the Company upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against the Company which may be served upon him or her is: Consolidated Edison, Inc., 4 Irving Place, New York, New York 10003; Attention: Corporate Secretary.
SIXTH.    Except to the extent limitation of liability or indemnification is not permitted by applicable law: (i) a Director or officer of the Company shall not be liable to the Company or any of its shareholders for damages for any breach of duty in such capacity, and (ii) the Company shall fully indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an investigative, administrative or legislative proceeding, and including an action by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise ("Other Enterprise"), by reason of the fact that the person, or the testator or intestate of the person, is or was a Director or officer of the Company, or is or was serving at the request of the Company any Other Enterprise as a director, officer or in any other capacity, against any and all damages incurred as a result of or in connection with such action or proceeding or any appeal thereof, and, except in the case of an action or proceeding specifically approved by the Board of Directors of the Company, the Company shall pay expenses incurred by or on behalf of such person in defending such action or proceeding or any appeal thereof in advance of the final disposition

Exhibit 3.1.1

thereof promptly upon receipt by the Company, from time to time, of a written demand of the person for the advancement, together with an undertaking by or on behalf of the person to repay any expenses so advanced to the extent that the person is ultimately found not to be entitled to indemnification for the expenses. For purposes of this Article Sixth, "damages" shall mean judgments, fines, amounts paid in settlement, penalties, punitive damages, excise or other taxes assessed with respect to an employee benefit plan and reasonable expenses, including attorneys' fees and disbursements actually and necessarily incurred. This Article Sixth shall be deemed to constitute contractual obligations of the Company, subject to any amendment of this Certificate of Incorporation, and shall not limit or exclude, but shall be in addition to, any other rights which may be granted by or pursuant to any statute, certificate of incorporation, by-law, resolution or agreement. Any repeal or modification of this Article Sixth shall not adversely affect any limitation of liability or right, indemnity, immunity or protection of a Director or officer of the Company or other person existing hereunder with respect to any act or omission occurring prior to the repeal or modification. The Company may, if authorized by the Board of Directors, enter into an agreement with any person who is, or is about to become, a Director or officer of the Company, or who is serving, or is about to serve, at the request of the Company, any Other Enterprise as a director, officer or in any other capacity, which agreement may provide for indemnification of the person and advancement of defense expenses to the person upon such terms, and to the extent, as may be permitted by law. It is the intent of this Article Sixth to require the Company to indemnify the persons referred to herein for the aforementioned damages, in each and every circumstance in which such indemnification could lawfully be permitted by an express provision of this Certificate of Incorporation, and the indemnification required by this Article Sixth shall not be limited by the absence of an express recital of the circumstances.
SEVENTH. The number of Directors of the Company shall be not more than 16, the exact number of the Directors to be determined from time to time solely by the affirmative vote of a majority of the total number of Directors the Company would have if there were no vacancies in the Board of Directors. A Director may be removed from office only for cause, except that any Director elected by a series of Preferred Shares may be removed upon such terms as may be fixed by the Board of Directors in connection with the creation of the series of Preferred Shares pursuant to Article Fourth hereof.
EIGHTH. The By-laws of the Company may be adopted, amended or repealed by the affirmative vote of a majority of the Directors then in office.
NINTH.     No holder of shares of the Company of any class shall have any preemptive right to purchase or subscribe for any part of the shares of the Company or of any shares of the Company to be issued by reason of any increase of the authorized shares of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying rights, options or warrants to purchase shares of the

Exhibit 3.1.1

Company or to purchase or subscribe for any shares of the Company purchased by or on behalf of the Company, or to have any preemptive rights as now or hereafter defined by applicable law.
TENTH. Except as otherwise required by applicable law, the approval of the Board of Directors followed by the affirmative vote of a majority of all outstanding shares of the Company entitled to vote thereon shall be required for (i) a merger or consolidation to which the Company is a party, other than a merger between the Company and a subsidiary of the Company for which authorization by the shareholders of the Company is not required by applicable law; (ii) the sale, lease, exchange or other disposition of all or substantially all the assets of the Company; or (iii) a binding share exchange to which the Company is a party.

IN WITNESS WHEREOF, we have made, signed, and subscribed this restated certificate of incorporation this 5th day of December 1997 and affirm that the statements contained herein are true under the penalties of perjury.
/s/ Joan S. Freilich
Senior Vice President and
Chief Financial Officer

/s/ Peter J. O'Shea, Jr.
Senior Vice President,
General Counsel and Secretary

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